EXHIBIT 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Amendment No. 1 to Schedule 13D filed on or about this date and any further amendments thereto, with respect to beneficial ownership by the undersigned of shares of common stock, $.01 par value per share, of LodgeNet Interactive Corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: September 4, 2009

Victorian Capital LP, Incorporated

By: Pension Corporation Co-Investment (GP) Limited

its General Partner

By:	/s/ Christine Whitehorne
	Name:	Christine Whitehorne
	Title:	Director

Pension Corporation Co-Investment (GP) Limited

By:	/s/ Christine Whitehorne
	Name:	Christine Whitehorne
	Title:	Director

The Truell Charitable Foundation

By:	/s/ Kim Gozzett
	Name:	Kim Gozzett
	Title:	CEO